UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 1, 2016, pursuant to the Agreement and Plan of Reorganization, dated October 26, 2015 (the “Merger Agreement”), among German American Bancorp, Inc. (“German American”), German American Bancorp, River Valley Bancorp (“River Valley”) and River Valley Financial Bank, River Valley is merging with and into German American (the “Merger”).

As of the effective time of the Merger, each share of outstanding River Valley common stock, without par value, will convert into the right to receive, without interest, a cash payment of $9.90 per share and 0.770 newly-issued shares of German American common stock, no par value.

Immediately following the Merger, River Valley Financial Bank, an Indiana bank and a wholly-owned subsidiary of River Valley, will merge with and into German American Bancorp, an Indiana bank and a wholly-owned subsidiary of German American, with German American Bancorp surviving the merger and continuing its corporate existence.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On February 29, 2016, the Board of Directors of German American increased its size from eleven (11) to twelve (12) members. Effective following the Merger and as required by the Merger Agreement, Lonnie D. Collins, the Secretary and a Director of River Valley, was appointed to the Board of Directors of German American in order to fill the vacancy caused by the increase in the number of members. Mr. Collins will serve as a Director of German American for a term expiring at German American’s 2016 annual meeting of shareholders and will be nominated for election at such annual meeting to serve for an additional term of three (3) years. As of the date of this report, the Board has not yet determined on which committees Mr. Collins will serve.

Mr. Collins, who is age 67, practiced real estate law, corporate law and estate planning as an attorney in River Valley’s market area for over 35 years, retiring from such practice in 2013. He also served as Secretary of River Valley for over 31 years.

For his service as a Director, Mr. Collins will be entitled to receive his pro rata portion of the standard director cash retainer and standard meeting cash fees payable to non-employee Directors of German American, as more fully described in German American’s Current Report on Form 8-K filed on July 1, 2015, which description is incorporated herein by reference. However, Mr. Collins will not be entitled to receive any shares of restricted stock described therein. Other than being eligible to receive such director compensation and the appointment being required by the Merger Agreement, Mr. Collins did not enter into any material plan, contract, or arrangement in connection with his appointment as a director. Mr. Collins is not a party to any transaction with German American that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01     Regulation FD Disclosure.

On February 29, 2016, German American issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of German American.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

The financial statements of River Valley required to be filed pursuant to this Item 9.01(a) have previously been filed as a part of, and are contained in, German American’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on November 23, 2015 (File No. 333-208176), which became effective on December 23, 2015 (the “Registration Statement”). Pursuant to General Instruction B.3 to Form 8-K, these financial statements are not additionally reported herein.

(b)      Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to this Item 9.01(b) has previously been filed as a part of, and are contained in, the Registration Statement. Pursuant to General Instruction B.3 to Form 8-K, this financial information is not additionally reported herein.

(d)     Exhibits:

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Reorganization by and among German American Bancorp, Inc., German American Bancorp, River Valley Bancorp and River Valley Financial Bank (incorporated by reference to Exhibit 2.1 to German American’s Current Report on Form 8-K filed on October 26, 2015).

99.1	Press release issued by German American, dated February 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder Mark A. Schroeder, Chairman and Chief Executive Officer

Dated: February 29, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Reorganization by and among German American Bancorp, Inc., German American Bancorp, River Valley Bancorp and River Valley Financial Bank (incorporated by reference to Exhibit 2.1 to German American’s Current Report on Form 8-K filed on October 26, 2015).

99.1	Press release issued by German American, dated February 29, 2016.